EXHIBIT 3.1
ARTICLES OF INCORPORATION
OF
BIOHEART, INC.
(a Florida corporation)
ARTICLE I — NAME
     The name of the Corporation is BIOHEART, INC. (hereinafter called the “Corporation”).
ARTICLE II — CAPITAL STOCK
     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.
ARTICLE III — MAILING ADDRESS
     The current address of the principal place of business of the Corporation is 3425 Stallion Lane, Weston, Florida 33331.
ARTICLE IV — INITIAL BOARD OF DIRECTORS
     The Corporation’s Board of Directors (the “Board”) shall consist of not fewer than one (1) nor more than five (5) directors, and shall initially consist of one (1) director. The number of directors within these limits may be increased or decreased from time to time as provided in the Bylaws of the Corporation. The names and address of the initial director of the Corporation is as follows:
Howard J. Leonhardt
3425 Stallion Lane
Weston, Florida 33331
ARTICLE V — INITIAL REGISTERED AGENT
     The street address of the initial registered office of the Corporation is 3425 Stallion Lane, Weston, Florida 33331. The name of the initial registered agent of the Corporation at that address is Howard J. Leonhardt.
ARTICLE VI — INCORPORATOR
     The name and address of the incorporator of the Corporation is Howard J. Leonhardt, 3425 Stallion Lane, Weston, Florida 33331.

ARTICLE VII — INDEMNIFICATION
     The Corporation shall indemnify and may advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board may from time to time deem appropriate or advisable.
ARTICLE VIII — BYLAWS
     The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation or any part thereof.
     IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation of BIOHEART, INC. this 10th day of August, 1999.

/s/
HOWARD J. LEONHARDT
Incorporator

CONSENT OF REGISTERED AGENT
OF
BIOHEART, INC.
     The undersigned, Howard J. Leonhardt, whose business address is 3425 Stallion Lane, Weston, Florida 33331, hereby accepts appointment as the initial registered agent of BIOHEART, INC., a Florida corporation, and accepts the obligations provided for in Section 607.0505, Florida Statutes.

/s/
HOWARD J. LEONHARDT
Registered Agent

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
BIOHEART, INC.
(a Florida corporation)
     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “Act”), Bioheart, Inc., a Florida corporation (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation:
     1. The name of the Corporation is BIOHEART, INC.
     2. Article II of the Corporation’s Articles of Incorporation is hereby deleted in its entirety and replaced with the following:
“ARTICLE II — CAPITAL STOCK
     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 25,000,000 shares, consisting of (a) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and (b) 20,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).
     A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation, is as follows:
     A. Preferred Stock
          1. General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.
          2. Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance of any such Preferred Stock and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:
               (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;
               (b) the number of shares to constitute the class or series and the designations thereof;
               (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;
               (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
               (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;
               (f) the dividend rate, if any, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;
               (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
               (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
               (i) such other rights or limitations with respect to any class or series as the Board of Directors may deem advisable.

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     The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.
     B. Common Stock.
          1. General. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences, qualifications, limitations, privileges and other rights.
          2. Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.
          3. Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act.
          4. Other. The Common Stock and holders thereof shall have all such other powers and rights as provided by law.”
     3. The following Article IX is hereby added to the Corporation’s Articles of Incorporation:
“ARTICLE IX
     A. Call of Special Shareholders Meeting. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition

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to any other requirements of law) (i) the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by (a) the Board of Directors pursuant to a resolution approved by a majority of the entire Board, or (b) the Corporation’s Chairman of the Board or Chief Executive Officer. Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders’ meeting.
     B. Limitation of Liability. To the fullest extent permitted under the Florida Business Corporation Act and other applicable law, no Director shall be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal. If the law of the Corporation’s state of incorporation is hereafter amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a Director of this Corporation shall be eliminated or limited to the fullest extent then permitted. No repeal or modification of this paragraph “B” shall adversely effect any right of or protection afforded to a Director of the Corporation existing immediately prior to such repeal or modification.”
     4. The Amendments hereby made to the Articles of Incorporation were duly adopted by a written consent executed by all of the Shareholders and all the members of the Board of Directors of the Corporation as of the 21st day of December, 1999, pursuant to Sections 607.0704 and 607.0821 of the Florida Business Corporation Act. The number of votes cast was sufficient for approval of the Articles of Amendment to the Articles of Incorporation.
     IN WITNESS WHEREOF, the incorporator has executed these Articles of Amendment to the Articles of Incorporation of BIOHEART, INC. this 21st day of December, 1999.

BIOHEART, INC.
By:	/s/
Howard J. Leonhardt, President

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ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
BIOHEART, INC.
(a Florida corporation)
     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “Act”), Bioheart, Inc., a Florida corporation (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation:
     1. The name of the Corporation is BIOHEART, INC.
     2. Article IV of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety and replaced with the following:
“ARTICLE IV — BOARD OF DIRECTORS
     The Corporation’s Board of Directors (the “Board”) shall consist of not fewer than one (1) nor more than nine (9) directors. The number of directors within these limits may be increased or decreased from time to time as provided in the Bylaws of the Corporation.”
     3. The Amendments hereby made to the Articles of Incorporation were duly adopted by written consent executed by shareholders of the Corporation holding the requisite number of shares of capital stock of the Corporation dated as of January 26, 2001, and by written consent of all the members of the Board of Directors of the Corporation dated as of January 25, 2001, pursuant to Sections 607.0704 and 607.0821 of the Florida Business Corporation Act. The number of votes cast was sufficient for approval of these Articles of Amendment to the Articles of Incorporation.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of BIOHEART, INC. this 26 day of January 2001.

BIOHEART, INC.
By:	/s/ John Bobitt
	Name:	John Bobitt
	Title:	CFO, Secretary and Director

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
BIOHEART, INC.
(a Florida corporation)
     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “Act”), Bioheart, Inc., a Florida corporation (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation:
1.     The name of the Corporation is BIOHEART, INC.
2.     Article II of the Corporation’s Articles of Incorporation is hereby deleted in its entirety and replaced with the following:
ARTICLE II — CAPITAL STOCK
     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 45,000,000 shares, consisting of (a) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and (b) 40,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).
     A statement of the powers, preferences and rights, and the qualifications, limitations or residents thereof; in respect of each class of stock of the Corporation, is as follows:
     A.     Preferred Stock
     1.     General. The Preferred Stock may be issued from time to time in one or more classes or series, the share of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.
     2.     Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance of any such Preferred Stock and with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:
     (a)     whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

     (b)     the number of shares to constitute the class or series and the designations thereof;
     (c)     the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;
     (d)     whether or not the share of any, class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terns and conditions upon which, such shares shall be redeemable and the manner of redemption;
     (e)     whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;
     (f)     the dividend rate, if any, whether dividends are payable in cash, stock or the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preferences to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;
     (g)     the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
     (h)     whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares or any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
     (i)     such other rights or limitations with respect to any class or series as the Board of Directors may deem advisable.
The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series, authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution,

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subtracting from such series unissued and undesignated shares of the Preferred Stock.
     B.     Common Stock
     1.     General. All shares of Common Stock shall be identical and shall, entitle the holders thereof to the same powers, preferences, qualifications, limitations, privileges and other rights.
     2.     Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation,
     3.     Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record or such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act.
     4.     Other. The Common Stock and holders thereof shall have all such other powers and rights as provided by law.
3.     The Amendments hereby made to the Articles of Incorporation were approved by the unanimous consent of the Board of Directors pursuant to Section 607.0821 of the Florida business Corporation Act, and duly adopted by the majority vote of the Shareholders of the Corporation at the Corporation’s annual meeting held on the 20th day of July, 2005, pursuant to Sections 607.0701 of the Florida Business Corporation Act. The number of votes cast was sufficient for approval of the Articles of Amendment to the Articles of Incorporation.

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     IN WITNESS HEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of BIOHEART, INC. this 9th day of August, 2006.

BIOHEART, INC.
By:	/s/ Howard J. Leonhardt
Howard J. Leonhardt
Chief Executive Officer

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